Exhibit 13

Funding Raised To Date

$14 million

Job Applicants

Over 7,000

- Deployed in San Francisco, San Diego, Fremont and Palo Alto with San Jose, Santa Clara, Sunnyvale, Sacramento, Mountain View and Los Angeles in process
- First to market in commercializing Autonomous Technology in real world application with real customers at scale
- $7 per hour Machine-as-a-Service vs. $25 per hour human guard
- Targeting $500 Billion Global Security Market; Partnered with top 2 largest private security companies in the U.S. (Allied Universal and Securitas)
- Strategic investors include NTT DOCOMO, Konica Minolta, Flextronics, NetPosa and Silicon Valley Bank

Indicated Interest

$65,604,000

Deal Status

TTW

- Knightscope is "testing the waters" to gauge market demand from potential investors
- An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind
- Securities are not for sale, as the offering has not been qualified by the Securities and Exchange Commission
- No money or other consideration is being solicited

Help fund the next generation of visible and concealed gun detection capabilities on the Knightscope security platform. Knightscope's long-term vision is to predict and prevent crime utilizing autonomous robots, analytics and engagement. Crime has a $1+ trillion negative economic impact on the U.S. economy every year and Knightscope is on a mission to cut it in half.

We started Knightscope because we were horrified by the mass shooting at Sandy Hook and the impact of 9/11 on our country. And now the ongoing daily increase in violence globally has intensified our efforts. We want to build something great for our country and we believe down to our bones that we can use technology to help build safer, engaged communities while significantly reducing costs and reducing crime. That spark has turned into a grander vision to cut the annual $1 trillion negative economic impact of crime on the U.S. in half!

Founded in April 2013 in Silicon Valley, and now with 30 employees, Knightscope is a leader in developing autonomous physical security solutions. The Knightscope "Hardware + Software + Humans" approach reduces costs for our clients, provides a 24/7 force multiplier effect as well as advanced anomaly detection capabilities. Our solution includes providing an autonomous physical presence, gathering data from the environment in real-time, and pushing anomalies to our user interface, the Knightscope Security Operations Center (KSOC).

Knightscope raised a $1.5M seed round in April 2014 which was oversubscribed which then converted into a $5.3M Series A that closed in January 2015 which was also oversubscribed. With the technology now deployed at clients in Palo Alto, San Francisco, Fremont, and San Diego, Knightscope is completing its $10M Series B round of financing and is well-positioned to consider alternatives for its future Series C round of funding. Key strategic investors include NTT DOCOMO, Konica Minolta, Flextronics and NetPosa. Additionally, to date, over 7,000 people have applied to work at Knightscope.

Product & Service

Both the Knightscope K5 (outdoors) and Knightscope K3 (indoors) operate autonomously (meaning not remote-controlled) within a geo-fenced area and provide alerts generated by 360-degree HD video and thermal imaging as well as people, license plate and signal detection. The machines also provide two-way live intercom calling and live/pre-recorded audio broadcasts (i.e., mobile public address system) in addition to parking meter and parking utilization features. Data is accessible through the Knightscope Security Operations Center (KSOC), an intuitive, browser-based user interface. Clients can recall, review, and save the data for forensic or event documenting purposes. And with Knightscope's mobile apps, a security professional can have the power of the the technology at their fingertips. As we drop new software code every two weeks and new hardware every few months, our clients also enjoy unlimited free software, firmware and hardware upgrades.

We started Knightscope because we were horrified by the mass shooting at Sandy Hook and the impact of 9/11 on our country. And now the ongoing daily increase in violence globally has intensified our efforts. We want to build something great for our country and we believe down to our bones that we can use technology to help build safer, engaged communities while significantly reducing costs and reducing crime. That spark has turned into a grander vision to cut the annual $1 trillion negative economic impact of crime on the U.S. in half!

Founded in April 2013 in Silicon Valley, and now with 30 employees, Knightscope is a leader in developing autonomous physical security solutions. The Knightscope "Hardware + Software + Humans" approach reduces costs for our clients, provides a 24/7 force multiplier effect as well as advanced anomaly detection capabilities. Our solution includes providing an autonomous physical presence, gathering data from the environment in real-time, and pushing anomalies to our user interface, the Knightscope Security Operations Center (KSOC).

Knightscope raised a $1.5M seed round in April 2014 which was oversubscribed which then converted into a $5.3M Series A that closed in January 2015 which was also oversubscribed. With the technology now deployed at clients in Palo Alto, San Francisco, Fremont, and San Diego, Knightscope is completing its $10M Series B round of financing and is well-positioned to consider alternatives for its future Series C round of funding. Key strategic investors include NTT DOCOMO, Konica Minolta, Flextronics and NetPosa. Additionally, to date, over 7,000 people have applied to work at Knightscope.

Product & Service

Both the Knightscope K5 (outdoors) and Knightscope K3 (indoors) operate autonomously (meaning not remote-controlled) within a geo-fenced area and provide alerts generated by 360-degree HD video and thermal imaging as well as people, license plate and signal detection. The machines also provide two-way live intercom calling and live/pre-recorded audio broadcasts (i.e., mobile public address system) in addition to parking meter and parking utilization features. Data is accessible through the Knightscope Security Operations Center (KSOC), an intuitive, browser-based user interface. Clients can recall, review, and save the data for forensic or event documenting purposes. And with Knightscope's mobile apps, a security professional can have the power of the the technology at their fingertips. As we drop new software code every two weeks and new hardware every few months, our clients also enjoy unlimited free software, firmware and hardware upgrades.

Meet the Founders

William Santana Li

CHAIRMAN & CEO

Bill is an American entrepreneur with over 25 years of experience and has a broad and deep range of expertise gained from several global assignments in the automotive sector and a number of startups. During his career at Ford Motor Company, Bill held over 12 business and technical positions, focused on 4 continents, cutting across each functional area.

These positions ranged from component, systems, and vehicle engineering with Visteon, Mazda, and Lincoln; to business & product strategy on the US youth market, India, and the emerging markets in Asia-Pacific and South America; as well as the financial turnaround of Ford of Europe. In addition, he was on the AMAZON team, which established an all-new modular plant in Brazil. Subsequently, he served as Director of Mergers & Acquisitions.

After internally securing $250 million, Bill founded and served as COO of GreenLeaf LLC, a Ford subsidiary that became the world’s 2nd largest automotive recycler. Under his leadership, GreenLeaf grew to a 600-employee operation with $150 million in sales - now part of $8 billion LKQ Corporation.

After successfully establishing GreenLeaf, Bill was recruited by SOFTBANK Venture Capital to establish Model E Corporation as its President and CEO, a new car company where the "Subscribe and Drive" philosophy was first pioneered in California. He subsequently co-founded Build-To-Order Inc. (BTO) as its President and CEO, a new car company based on the direct distribution of build-to-order products. Bill also founded Carbon Motors, and as its Chairman and CEO, focused it on developing the world's first purpose-built law enforcement patrol vehicle. He also built an advisory board comprised of senior officials that had worked directly for 3 different U.S. Presidents.

Bill earned a BSEE from Carnegie Mellon University and an MBA from the University of Detroit Mercy. He is fluent in Spanish and conversant in Portuguese.

Stacy Stephens

VP MARKETING & SALES

Stacy was a co-founder of Carbon Motors Corporation where he led marketing operations, sales, product management, partnership marketing and customer service. As part of its marketing operations, Stacy oversaw Carbon’s branding, corporate communications, media and industry relations, advertising and licensing, as well as market and customer research. He also led the Company’s advertising responsibilities which included organizing and overseeing trade show exhibiting, printed promotions and electronic promotions such as photo shoots, video production, website development and social media.

While at Carbon, Stacy was responsible for creating and launching the Carbon Council, an innovative and breakthrough customer interface and users group consisting of over 3,000 law enforcement professionals across all 50 states and actively serving over 2,200 law enforcement agencies. Upon completion of Carbon’s concept demonstration vehicle in 2008, Stacy coordinated the Pure Justice Tour – a 76-stop march across 25 U.S. States, Dubai and Abu Dhabi that introduced Carbon Motors to law enforcement agencies at the local, state, federal and international levels generating a $1.2 billion backlog of pending vehicle sales.

As a former police officer for the Coppell (Texas) Police Department, Stacy brings a first-hand understanding of protecting lives and property, as well as the wants and needs of first responders. His keen attention to safety in all aspects, strict adherence to rules and regulations, and law enforcement training blend well with his over 24 years of experience in operations, customer service and account management. In recognition of his efforts, Stacy was named one of Government Technology magazine’s Top 25 Doers, Dreamers & Drivers in 2011 for his vision and commitment to advancing the law enforcement mission.

Stacy studied aerospace engineering at the University of Texas in Arlington. He subsequently earned a degree in criminal justice and graduated as valedictorian from Tarrant County College in Fort Worth, Texas. He is a member of the International Association of Chiefs of Police (IACP) and also sits on the IACP Division of State Associations of Chiefs of Police (SACOP) SafeShield Project, which seeks to critically examine existing and developing technologies for the purpose of preventing and minimizing officer injuries and fatalities.

Financial Discussion

Knightscope operates on a Machine-as-a-Service (MaaS) business model. Our all-inclusive $7 per hour per machine compares favorably to a human guard at $25 per hour while contributing more and consistently. We sign year long contracts running 24/7 which generate over $61,000 per annum in revenue per machine or $300,000+ over a 5-year period. We target to recover the variable costs of the machine within the 1st calendar year, and the 2nd, 3rd, 4th, 5th year are effectively pure profit. One of our strategic investors, Konica Minolta, has over 2,000 technicians across the U.S. and we have begun training them to service, maintain and support our machines-in-network to allow us to scale nationwide. Our growth plan is to focus on California for 2016/2017 and then march across the rest of the U.S. during 2017 to 2019 with a target global launch set for the 2020 Tokyo Olympics.

Globally the 200+ countries around the world spend over $500 billion per annum on security in the public and private sector with approximately $300 billion addressable by Knightscope's plans and aspirations. We believe it to be possible to build a $30 billion company focused on advanced physical security technologies with a portfolio of products around the world. As the global population grows from 7 billion to 9 billion people, we believe the worldwide security and law enforcement apparatus will not scale and will require new solutions.

In the U.S. there are 8,000+ private security firms and 17,985 law enforcement agencies - a fragmented marketplace which we believe offers numerous opportunities for disruption. There are 3 major private security firms in the U.S. and Knightscope is partnered with 2 of them: Allied Universal and Securitas. Knightscope can help our channel partners in the private security industry with margin expansion, competitive advantage in the marketplace and long-term employee and client retention by providing a 'sticky' technology set. Globally, G4S employs 600,000 people, Securitas 300,000 people and the new Allied Universal will employ a combined 140,000 people.

Web Version

KNIGHTSCOPE

Rise of the #SecurityRobot

Knightscope Popping Up Across California – Where Next?

With so much going on at Knightscope, we thought we'd take a moment to share some of our successes with our loyal followers and supporters!

SACRAMENTO
KINGS
K3

The Wall Street Journal Hosts WSJ.D LIVE, Featuring Knightscope

Each year The Wall Street Journal's senior editors host WSJ.D LIVE, a global technology conference that brings together an unmatched and unique group of top CEOs, inspirational founders, game-changing pioneers, enterprising investors and luminaries to explore the most exciting tech opportunities emerging around the world. And this year Knightscope was selected to participate and present alongside the likes of Kobe Bryant, Alex Karp, Rupert Murdoch, Satya Nadella and Dan Schulman. Tech and innovation columnists Joanna Stern and Geoffrey Fowler interviewed chairman and CEO, William Santana Li, and the Knightscope K3 on stage. Watch the video here.

Autonomous

Popular Science – Greatest Tech of 2016

Each year, Popular Science honors the top 100 innovations that are brilliant, revolutionary, and bound to shape the future. On 18 October 2016, **Knightscope's K3 was announced as one of 9 of the most important innovations in security.** The entire team at Knightscope is thrilled to have received this recognition from such a highly respected publication. It makes those long nights and weekends worth every drop of blood, sweat and tears.

Microsoft
Microsoft

A #SecurityRobot Everywhere!

While receiving the latest of many awards is certainly humbling, it is an even greater honor to have the validation of some of the most prestigious security teams on the planet… validation in the form of contracts. Our growing list of clients is now spanning almost a dozen cities across the State of California, from Sacramento to San Diego, and includes the likes of Dignity Health, Juniper Networks, Microsoft, Westfield Malls, and The Sacramento Kings! And with two of the largest security partners in the US – Allied Universal and Securitas – now actively injecting Knightscope technologies into their existing customer base, the pipeline is growing at a solid pace.

Westfield
Westfield

$60M and Counting!

Robots are definitely on the rise, and the air at Knightscope is charged with excitement. We strongly believe that robots are today where the personal computers were in the '80s. Similar to your smart phones, it won't be very long before we look back and say, "how on earth did we ever live without our #SecurityRobot?!"

There is already $60+ million of indicated interest in our possible mini-IPO from over 2,000 people. Take advantage of the momentum and be sure to indicate your interest in Knightscope today! If you've already done so, feel free to up the ante. And a special thanks in advance for sharing the opportunity with your friends and family!

Indicate Interest Here!

Share Our Story!

Knightscope is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained here.

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Subject: Knightscope Mini-IPO: Help #StopTheViolence

Dear Friends, Family, Supporters and Keepers of the Peace,

Historically U.S. law permitted only wealthy individuals and venture capitalists to invest in startups, but that opportunity is now extended to everyone with the passing of new regulations. You now have the ability to put your capital to work alongside major institutional investors and invest in early-stage, private companies that are defining the future – and in our case, support a technology that will help one day **#StopTheViolence**.

Before we go down the path to launching a full offering, we are "testing the waters" to collect non-binding indications of interest from potential investors.

OVERVIEW
We started Knightscope over 3 years ago to help better secure our country and keep people safe.

We were horrified by the mass shooting at Sandy Hook and the impact 9/11 had on our country eleven years earlier. The ongoing daily increase in violence globally has only served to intensify our efforts.

We believe our game-changing technology will help create safer, engaged communities while significantly reducing costs and drastically improving situational awareness. It's our ultimate goal to cut the annual $1 trillion negative economic impact of crime on the U.S. in half.

TECHNOLOGY
Over the last 3 years, we have built Autonomous Data Machines (ADMs) that have been deployed with clients in California – in Palo Alto, San Francisco, Fremont and San Diego with new upcoming deployments in Sunnyvale, Mountain View, San Jose, Sacramento and Los Angeles.

We are currently working to add a powerful new feature to our robots that detects **visible and concealed guns.** Knightscope will use the new funding to develop this game-changing feature. Additionally, the funding will also give us the opportunity to scale our production of autonomous robots so that we can deploy them more broadly throughout the U.S.

Indicate Interest Here: https://www.seedinvest.com/knightscope.inc/series.c

Be part of the movement to help **#StopTheViolence** and pledge your support today.

Autonomously,

William Santana Li
Chairman and CEO
Knightscope, Inc.

Legal Disclaimer: Knightscope, Inc. ("Knightscope") is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

Subject: Knightscope Mini-IPO Update

Dear Friends, Family, Supporters and Keepers of the Peace,

On behalf of the entire team, thanks to all of you that took the time to indicate investment interest in Knightscope!

Since launching our testing the waters campaign last week, we have already received over $8 million in indications of interest from over 600 people. You can keep track of our progress here:

https://www.seedinvest.com/knightscope/series.c

To help you get to know us better please have a read of our blog on The Future of Physical Security which may provide you an additional perspective on Knightscope as well as the post on Meet the Knightscope Team

BLOG: The Future of Physical Security

BLOG: Meet the Knightscope Team

KNIGHTSCOPE
K5

Thank you again for the support to help **#StopTheViolence**. Please pass on the word and follow us on Facebook, Twitter and LinkedIn for more frequent updates. All the best!

Autonomously,

William Santana Li
Chairman and CEO

Knightscope, Inc.

Legal Disclaimer: Knightscope, Inc. ("Knightscope") is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

Knightscope
@iKnightscope

Knightscope mini-IPO? Indicate your interest here and help #StopTheViolence in our country. seedinvest.com/knightscope/se…

T MINUS 0 SECONDS
KNIGHTSCOPE
Advanced Physical Security
Cutting Edge Technology
At Your Fingertips
Ready for Takeoff
K5
Autonomous Data Machine
www.knightscope.com
United States

RETWEETS	LIKES
99	346

11:29 AM - 27 Aug 2016

103 99 346

Knightscope
@iKnightscope

$17M+ interest in "mini-IPO". Indicate investment interest: goo.gl/thzAk8; See you at #ASIS16 in Orlando!

ALLIED UNIVERSAL
ALLIED UNIVERSAL

RETWEETS	LIKES
71	218

9:55 AM - 1 Sep 2016

59 71 218

Knightscope @iKnightscope · Sep 03

Mini-IPO? $18M+ of interest. Indicate yours and help #StopTheViolence

Indicate Interest Now!

seedinvest.com

Knightscope
@iKnightscope

Deployment Mania Week! Knightscope operating autonomously in 11 locations. Indicate mini-IPO interest here: seedinvest.com/knightscope/se…

Carson City
Santa Rosa
Stanislaus National Forest
Yosemite National Park
Humboldt Toiyabe National Forest
Inyo National Forest
Fresno
CALIFORNIA
Visalia
Salinas
Monterey
Santa Maria
Los Padres National Forest
Santa Barbara
Anaheim
Riverside
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Joshua Tree National Park
Grand Canyon Parashant National Monument
Dixie National Forest
Kingman
KNIGHTSCOPE

RETWEETS 24 LIKES 76

3:33 PM - 4 Oct 2016 from Irvine, CA

29 24 76

Knightscope
@iKnightscope

Autonomous Security Robots Help #StopTheViolence cards.twitter.com/cards/18ce53xc …

CRIME FIGHTERS.
KNIGHTSCOPE

6:31 PM - 8 Oct 2016

[TEST] Indicate Interest in the Future of Security

SeedInvest

Sent: Tuesday, August 16, 2016 at 5:10 PM

To: Alexandra Tynion

seedinvest

Weekly Deal Newsletter

Now Accepting Indications of Interest

Knightscope

Autonomous security robots that helps keep communities safe and secure.

Learn More

Company Highlights

- First to market in commercializing Autonomous Technology in real world application with real customers at scale
- $7 per hour Machine-as-a-Service vs. $25 per hour human guard
- Targeting $500 Billion Global Security Market; Partnered with top 2 largest private security companies in the U.S. (Allied Universal and Securitas)
- Strategic investors include NTT DOCOMO, Konica Minolta, Flextronics, NetPosa and Silicon Valley Bank

This is a potential investment opportunity under Regulation A.

LEARN MORE

Accepting Investments

DSTLD

Disrupting the $200BN fast fashion market with fairly priced, direct-to-consumer premium essentials.

Learn More

Recent Company Updates:

- Site Visits: Record week of +33,000 visits
- Sales: Record week of +$110,000 gross sales (August 2-8)
- Sales: Record day of +$22,000 gross sales (August 5)
- Last week, Ryan Feit, CEO of SeedInvest and Mark Lynn, CEO of DSTLD, sat down with Pimm Fox on Taking Stock to chat about DSTLD's equity crowdfunding campaign and the next wave of private investing. (5:15 mins in) Listen Here

[TEST] Invitation to Private Investor Webinar

SeedInvest

Sent: Thursday, September 8, 2016 at 12:43 AM

To: Alexandra Tynion

Accepting Indications of Interest

Knightscope

Autonomous security robots that help keep communities safe and secure.

$26M of indications of interest from 1,000K investors Learn More

Keen Home

Making the core systems of the home smarter, starting with the world's first smart home air vent.

$19.5M of indications of interest from 2,700K investors Learn More

This is a potential investment opportunity under Regulation A.

8tracks and DSTLD are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission (the Commission) under Tier II of Regulation A. A copy of their Final Offering Circulars which form a part of their Offering Statements may be found below:

8tracks: https://www.seedinvest.com/8tracks/series.a/filing

DSTLD: https://www.seedinvest.com/DSTLD/series.a/filing

Keen Home and Knightscope are testing the waters with SeedInvest to gauge market demand from potential market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

SwitchPitch (SwitchPitch, Inc.) is offering securities under Regulation CF through SI Portal, LLC ("SI Portal"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained from https://www.seedinvest.com/mf.fire/seed/filing.

SI Portal is an affiliate of SeedInvest Technology, LLC, and a FINRA/SEC registered funding-portal, located at 222 Broadway, 19th Floor, New York, NY 10038. SI Portal does not provide investment advice related to issuers or their offerings, or an assessment of any characteristic of the issuer, its business plan, its management or risks associated with an investment. In addition, SI Portal will receive cash compensation equal to 5.00% of the value of the securities sold and equity compensation equal to 5.00% of the number of securities sold. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest. Furthermore, the Company's profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. Investors should review the risks and disclosures on the Company's profile. The contents of the Company's profile are meant to be a summary of the information found in the Company's Form C. Before making an investment decision, investors should review the Company's Form C for a complete description of its business and offering information.

Copyright (c) 2016 SeedInvest, LLC (SeedInvest), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All Regulation CF offerings are conducted through SI Portal, LLC ("SI Portal"), a wholly owned subsidiary of SeedInvest, and a registered funding-portal, and member FINRA/SIPC, located at 222 Broadway, 19th Floor, New York, NY 10038. All other securities-related activity, including, but not limited to private placement offerings under Regulation D and A are conducted by SI Securities, LLC, a wholly owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 222 Broadway, 19th Floor, New York, NY 10038, and/or North Capital Private Securities Corporation, an unaffiliated entity, and a registered broker-dealer, and member FINRA/SIPC, located at 2825 E Cottonwood Pkwy, Salt Lake City, Utah 84121.

[TEST] Last Month to Invest in WayBetter

SeedInvest

Sent: Tuesday, September 13, 2016 at 9:02 PM

To: Alexandra Tynion

You forwarded this message on 9/13/16, 9:07 PM.

Accepting Indications of Interest

Knightscope

Autonomous security robots that help keep communities safe and secure.

$29M+ of indications of interest from 1,000K investors Learn More

Targeting to start operating in 10 new California locations in the coming weeks

Keen Home

Making the core systems of the home smarter, starting with the world's first smart home air vent.

$20M+ of indications of interest from 2,700K investors Learn More

Smart Filters are now available for pre-order. Smart Filters provide room-by-room air purification where it matters most: your home's air vents.

This is a potential investment opportunity under Regulation A.

8tracks and DSTLD are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission (the Commission) under Tier II of Regulation A. A copy of their Final Offering Circulars which form a part of their Offering Statements may be found below:

8tracks: https://www.seedinvest.com/8tracks/series.a/filing

DSTLD: https://www.seedinvest.com/DSTLD/series.a/filing

Keen Home and Knightscope are testing the waters with SeedInvest to gauge market demand from potential market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

SwitchPitch (SwitchPitch, Inc.) is offering securities under Regulation CF through SI Portal, LLC ("SI Portal"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained from https://www.seedinvest.com/mf.fire/seed/filing.

SI Portal is an affiliate of SeedInvest Technology, LLC, and a FINRA/SEC registered funding-portal, located at 222 Broadway, 19th Floor, New York, NY 10038. SI Portal does not provide investment advice related to issuers or their offerings, or an assessment of any characteristic of the issuer, its business plan, its management or risks associated with an investment. In addition, SI Portal will receive cash compensation equal to 5.00% of the value of the securities sold and equity compensation equal to 5.00% of the number of securities sold. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest. Furthermore, the Company's profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. Investors should review the risks and disclosures on the Company's profile. The contents of the Company's profile are meant to be a summary of the information found in the Company's Form C. Before making an investment decision, investors should review the Company's Form C for a complete description of its business and offering information.

Copyright (c) 2016 SeedInvest, LLC (SeedInvest), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All Regulation CF offerings are conducted through SI Portal, LLC ("SI Portal"), a wholly owned subsidiary of SeedInvest, and a registered funding-portal, and member FINRA/SIPC, located at 222 Broadway, 19th Floor, New York, NY 10038. All other securities-related activity, including, but not limited to private placement offerings under Regulation D and A are conducted by SI Securities, LLC, a wholly

Two Deals Closing, Last Chance to Invest

SeedInvest

Sent: Thursday, October 13, 2016 at 6:21 PM

To: Team

DSTLD

Disrupting the $200BN fast fashion market with fairly priced, direct-to-consumer premium essentials. Learn More.

Accepting Indications of Interest

Knightscope

Autonomous security robots providing advanced detection capabilities at $7 per hour - aiming to define the future of security. Learn More.

Keen Home

Making the core systems of the home smarter, starting with the world's first smart home air vent. Learn More.

Likeable Local

Cross-channel, social media automation software built for small businesses. Learn More.

8tracks, DSTLD, and WayBetter are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission (the Commission) under Tier II of Regulation A. A copy of their Final Offering Circulars which form a part of their Offering Statements may be found below:

8tracks: https://www.seedinvest.com/8tracks/series.a/filing

DSTLD: https://www.seedinvest.com/DSTLD/series.a/filing

WayBetter:https://www.seedinvest.com/waybetter/series.b/filing

Wolfprint 3D, Inc. ("Wolfprint 3D") is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securites, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at https://www.seedinvest.com/wolfprint.3d/seed/disclosures

SwitchPitch ("SwitchPitch, Inc.") is offering securities under Regulation CF through SI Portal, LLC ("SI Portal"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained from https://www.seedinvest.com/switchpitch/seed/disclosures SI Portal is an affiliate of SeedInvest Technology, LLC, and a FINRA/SEC registered funding-portal, located at 222 Broadway, 19th Floor, New York, NY 10038. SI Portal does not provide investment advice related to issuers or their offerings, or an assessment of any characteristic of the issuer, its business plan, its management or risks associated with an investment. In addition, SI Portal will receive cash compensation equal to 5.00% of the value of the securities sold and equity compensation equal to 5.00% of the number of securities sold. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest. Furthermore, the Company's profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. Investors should review the risks and disclosures on the Company's profile. The contents of the Company's profile are meant to be a summary of the information found in the Company's Form C. Before making an investment decision, investors should review the Company's Form C for a complete description of its business and offering information.

Keen Home, Knightscope, Inc., and Likeable Local are "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

Copyright (c) 2016 SeedInvest, LLC (SeedInvest). All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All Regulation CF offerings are conducted through SI Portal, LLC ("SI Portal"), a wholly owned subsidiary of SeedInvest, and a registered funding-portal, and member FINRA/SIPC, located at 222 Broadway, 19th Floor, New York, NY 10038. All other securities-related activity, including, but not limited to private placement offerings under Regulation D and A are conducted by SI Securities, LLC, a wholly owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 222 Broadway, 19th Floor, New York, NY 10038, and/or North Capital Private Securities Corporation, an unaffiliated entity, and a registered broker-dealer, and member FINRA/SIPC, located at 2825 E Cottonwood Pkwy, Salt Lake City, Utah 84121.

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[TEST] 3 Days Left to Invest in 8tracks

SeedInvest

Sent: Wednesday, October 19, 2016 at 9:42 AM

To: Alexandra Tynion

DSTLD

Disrupting the $200BN fast fashion market with fairly priced, direct-to-consumer premium essentials. Learn More.

Accepting Indications of Interest

Knightscope

Autonomous security robots providing advanced detection capabilities at $7 per hour - aiming to define the future of security. Learn More.

Keen Home

Making the core systems of the home smarter, starting with the world's first smart home air vent. Learn More.

Likeable Local

Cross-channel, social media automation software built for small businesses. Learn More.

8tracks, DSTLD, and WayBetter are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission (the Commission) under Tier II of Regulation A. A copy of their Final Offering Circulars which form a part of their Offering Statements may be found below:

8tracks: https://www.seedinvest.com/8tracks/series.a/filing

DSTLD: https://www.seedinvest.com/DSTLD/series.a/filing

WayBetter:https://www.seedinvest.com/waybetter/series.b/filing

Wolfprint 3D, Inc. ("Wolfprint 3D") is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securites, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at https://www.seedinvest.com/wolfprint.3d/seed/disclosures

SwitchPitch ("SwitchPitch, Inc.") is offering securities under Regulation CF through SI Portal, LLC ("SI Portal"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained from https://www.seedinvest.com/switchpitch/seed/disclosures SI Portal is an affiliate of SeedInvest Technology, LLC, and a FINRA/SEC registered funding-portal, located at 222 Broadway, 19th Floor, New York, NY 10038. SI Portal does not provide investment advice related to issuers or their offerings, or an assessment of any characteristic of the issuer, its business plan, its management or risks associated with an investment. In addition, SI Portal will receive cash compensation equal to 5.00% of the value of the securities sold and equity compensation equal to 5.00% of the number of securities sold. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest. Furthermore, the Company's profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. Investors should review the risks and disclosures on the Company's profile. The contents of the Company's profile are meant to be a summary of the information found in the Company's Form C. Before making an investment decision, investors should review the Company's Form C for a complete description of its business and offering information.

Keen Home, Knightscope, Inc., and Likeable Local are "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

Copyright (c) 2016 SeedInvest, LLC (SeedInvest), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All Regulation CF offerings are conducted through SI Portal, LLC ("SI Portal"), a wholly owned subsidiary of SeedInvest, and a registered funding-portal, and member FINRA/SIPC, located at 222 Broadway, 19th Floor, New York, NY 10038. All other securities-related activity, including, but not limited to private placement offerings under Regulation D and A are conducted by SI Securities, LLC, a wholly owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 222 Broadway, 19th Floor, New York, NY 10038, and/or North Capital Private Securities Corporation, an unaffiliated entity, and a registered broker-dealer, and member FINRA/SIPC, located at 2825 E Cottonwood Pkwy, Salt Lake City, Utah 84121.

[TEST] SwitchPitch Closes Today

SeedInvest

Sent: Thursday, November 17, 2016 at 9:52 AM
To: Alexandra Tynion

Accepting Indications of Interest

Knightscope

Autonomous security robots providing advanced detection capabilities at $7 per hour - aiming to define the future of security. Learn More.

Keen Home

Making the core systems of the home smarter, starting with the world's first smart home air vent. Learn More.

Click & Grow

Creator of a sustainable plant cultivation technology that automatically allows everyone to grow fresh food. Learn More.

Are You an Entrepreneur Looking to Raise Capital?

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DSTLD is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission (the Commission) under Tier II of Regulation A. A copy of their Final Offering Circulars which form a part of their Offering Statements may be found below:

DSTLD: https://www.seedinvest.com/DSTLD/series.a/filing

Wolfprint 3D, Inc. ("Wolfprint 3D") is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securites, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at https://www.seedinvest.com/wolfprint.3d/seed/disclosures

SwitchPitch ("SwitchPitch, Inc.") is offering securities under Regulation CF through SI Portal, LLC ("SI Portal"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained from https://www.seedinvest.com/switchpitch/seed/disclosures SI Portal is an affiliate of SeedInvest Technology, LLC, and a FINRA/SEC registered funding-portal, located at 222 Broadway, 19th Floor, New York, NY 10038. SI Portal does not provide investment advice related to issuers or their offerings, or an assessment of any characteristic of the issuer, its business plan, its management or risks associated with an investment. In addition, SI Portal will receive cash compensation equal to 5.00% of the value of the securities sold and equity compensation equal to 5.00% of the number of securities sold. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest. Furthermore, the Company's profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. Investors should review the risks and disclosures on the Company's profile. The contents of the Company's profile are meant to be a summary of the information found in the Company's Form C. Before making an investment decision, investors should review the Company's Form C for a complete description of its business and offering information.

Keen Home, Knightscope, Inc., and Click & Grow are "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

Copyright (c) 2016 SeedInvest, LLC (SeedInvest), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All Regulation CF offerings are conducted through SI Portal, LLC ("SI Portal"), a wholly owned subsidiary of SeedInvest, and a registered funding-portal, and member FINRA/SIPC, located at 222 Broadway, 19th Floor, New York, NY 10038. All other securities-related activity, including, but not limited to private placement offerings under Regulation D and A are conducted by SI Securities, LLC, a wholly owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 222 Broadway, 19th Floor, New York, NY 10038, and/or North Capital Private Securities Corporation, an unaffiliated entity, and a registered broker-dealer, and member FINRA/SIPC, located at 2825 E Cottonwood Pkwy, Salt Lake City, Utah 84121.

SeedInvest

August 15 ·

Knightscope is determined to create safer, more engaged communities through the use of their autonomous data machines.

Today, Knightscope launched a testing the waters campaign, collecting indications of interest on SeedInvest.

More information about the offering can be found at https://www.seedinvest.com/knightscope/series.c... See More

Knightscope Mini-IPO: #StopTheViolence

Dear Friends, Family, Supporters and Keepers of the Peace,

MEDIUM.COM | BY WILLIAM SANTANA LI

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You, Ryan Feit and 6 others

Chronological

SeedInvest @SeedInvest · Aug 15

"Knightscope Mini-IPO: #StopTheViolence" by @WSantanaLi @SeedInvest

Knightscope Mini-IPO: #StopTheViolence

Dear Friends, Family, Supporters and Keepers of the Peace,

medium.com

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You Retweeted

Knightscope @iKnightscope · Sep 25

Knightscope mini-IPO? $40M+ of indicated interest for autonomous security robots. Indicate your interest here: goo.gl/thzAk8

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Knightscope @iKnightscope · Nov 24

#MannequinChallenge Knightscope froze robot production to wish you all a very safe and Happy Holiday Season! #securityrobot

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